Exhibit 10(d)




           LEASE FOR BRANCH OFFICE LOCATED AT 1015 NORTH BROAD STREET


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                                      COPY

                                LEASE AGREEMENT

                                 By and Between

                      PROGRESS INVESTMENT ASSOCIATES, INC.

                    TRADING AS PROGRESS PLAZA SHOPPING CENTER
                                    LANDLORD

                                       AND

                        THE FIRST PENNSYLVANIA BANK N.A.
                                     TENANT



                             DATED: OCTOBER 15, 1988




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                                TABLE OF CONTENTS

SUBJECT                                                   SECTION      PAGE
-------                                                   -------      ----

Access by Landlord                                          8           11
        Right of Entry                                      8.1         11
        Excavation                                          8.2         11

Advertising, Merchant's Association                        10           12
      Name in Advertising                                  10.1         12
      Merchants Association                                10.2         12

Assignment and Subletting                                  15           16
      Consent Required                                     15.1         16
      Corporate Ownership (Deleted)                        15.2         16

Conduct of Business by Tenant                               6            8
      Purpose of Use                                        6.1          8
      Operation of Business                                 6.2          8
      Competition (Deleted)                                 6.3          9
      Storage, Office Space                                 6.4          9
      Operation of Concessions                              6.5          9

Default by Tenant                                          18           19
      Right to Re-enter                                    18.1         19
      Notice 3 Opportunity to Cure                                      21
      Right to Re-let                                      18.2         21
      Legal Expenses                                       18.3         21
      Waiver of Jury Trial and Counterclaim                18.4         22
      Waiver of Right of Redemption                        18.5         22

Destruction of Leased Premises                             13           15
      Total or Partial Destruction                         13.1         15
      Partial Destruction of Shopping Center               13.2         15

Eminent Domain                                             17           17
      Total Condemnation                                   17.1         17
      Partial Condemnation                                 17.2         17
      Total Condemnation of Parking Area                   17.3         17
      Partial Condemnation of Parking Area                 17.4         18
      Landlord's Damages                                   17.5         18
      Tenant's Damages                                     17.6         18
      Condemnation of Less than a Fee                      17.7         18

Holding Over, Successors                                   19           22
      Holding Over                                         19.1         22
      Successors                                           19.2         22

Insurance and Indemnity                                    11           13
      Liability Insurance                                  11.1         13
      Increase in Fire Insurance Premium                   11.2         14
      Indemnification of Landlord                          11.3         14
      Boiler Insurance (Deleted)                           11.4         14

Maintenance of Leased Premises                              7            9
      Maintenance by Tenant                                 7.1          9
      Maintenance by Landlord                               7.2          9
      Surrender of Premises                                 7.3         10
      Rules and Regulations                                 7.4         10
      Notice by Tenant                                      7.5         10
      Cost of Maintenance of Common Areas                   7.6         10


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                         Table of Contents (continued)

SUBJECT                                                  SECTION       PAGE
-------                                                  -------       ----

       Notice by Tenant                                     7.5         10
       Costs of Maintenance of Common Areas                 7.6         10

Miscellaneous                                              21           23
       Waiver                                              21.1         23
       Accord and Satisfaction                             21.2         23
       Entire Agreement                                    21.3         23
       No Partnership                                      21.4         23
       Force Majeure                                       21.5         23
       Notices                                             21.6         24
       Captions and Section Numbers                        21.7         24
       Tenant Defined and Use of Pronoun                   21.8         24
       Brokers Commission                                  21.9         24
       Partial Invalidity                                  21.10        24
       No Option                                           21.11        24
       Recording                                           21.12        25
       Rider (Deleted)                                     21.13        25
Offset Statement, Attornment, Subordination                14           15
       Offset Statement                                    14.1         15
       Attornment                                          14.2         16
       Subordination                                       14.3         16
       Attorney-in-Fact                                    14.4         16

Quiet Enjoyment                                            20           22

Records and Books of Account                                3            5
       Tenant's Records                                     3.1          5
       Reports by Tenant                                    3.2          5
       Right to Examine Books                               3.3          5
       Audit                                                3.4          5

Rent                                                        2            2
       Minimum Rent                                         2.1          2
       Percentage Rent                                      2.2          3
       Gross Receipts Defined                               2.3          3
       Taxes                                                2.4          4
       Additional Rent                                      2.5          4
       Past Due Rent                                        2.6          4

Term                                                        1            1
       Leased Premises                                      1.1          1
       Use of Additional Areas                              1.2          1
       Commencement and Ending Date                         1.3          1
       Lease Year Defined                                   1.4          1
       Failure of Tenant to Open (Deleted)
       Joint Opening (Deleted)
       Renovations by Tenant                                1.7          1
       Delivery of Premises by Landlord                     1.8          2
       Acceptance of Premises by Tenant                     1.9          2
       Option to Renew                                      1.10         2

Security Deposit                                            4            6
       Amount of Deposit (Deleted)                          4.1          6
       Use and Return of Deposit (Deleted)                  4.2          6
       Transfer of Deposit (Deleted)                        4.3          6



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                        Table of Contents - (Continued)

SUBJECT                                              SECTION      PAGE
-------                                              -------      ----

Signs, Awnings, Canopies, Fixtures,
Alterations                                            5            6
        Installation                                   5.1          6
        Changes and Additions to Building              5.2          7
        Removal and Restoration by Tenant              5.3          7
        Discharge of Liens                             5.4          7
        Signs, Awnings and Canopies                    5.5          7
        Parking and Common Use Areas                   5.6          7
        License                                        5.7          8

Tenant's Property                                      9           12
        Loss and Damage                                9.1         12

Utilities                                             12           14
        Utility Charges                               12.1         14

Waste, Governmental Regulations                       16           16
        Waste or Nuisance                             16.1         16
        Governmental Regulations                      16.2         16



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Tenant agrees as( follows:

     (1) All loading and unloading of goods shall be done only at such times, in the areas, and through the entrances, designated for such purposes by Landlord.

     (2) The delivery or shipping of merchandise, supplies and fixtures to and from the leased premises shall be subject to such rules and regulations as in the judgment of Landlord are necessary for the proper operation of the leased premises or Shopping Center.

     (3) All garbage and refuse shall be kept in the kind of container specified by Landlord, and shall be placed outside of the premises prepared for collection in the manner and at the times and places specified by Landlord. If Landlord shall provide or designate a service for picking up refuse and garbage, Tenant shall use same at Tenant's cost. Tenant shall pay the cost of removal of any of Tenant's refuse or rubbish.

     (4) No television or other similar devise shall be installed without first obtaining in each instance Landlord's consent in writing. No aerial shall be erected on the roof or exterior walls of the premises, or on the grounds, without in each instance, the written consent of Landlord. Any aerial so installed without such written consent shall be subject to removal without notice at any time.

     (5) No loud speakers, televisions, phonographs, radios or other devices shall be used in a manner so as to be heard or seen outside of the premises without the prior written consent of Landlord.

     (6) If the leased premises are equipped with heating facilities separate from those in the remainder of the Shopping Center, Tenant shall keep the leased premises at a temperature sufficiently high to prevent freezing of water in pipes and fixtures.

     (7) The outside areas immediately adjoining the premises shall be kept clean and free from rubbish by Tenant to the satisfaction of Landlord, and Tenant shall not place or permit any obstructions or merchandise in such areas.

     (8) Tenant and Tenant's employees shall park their cars only in those portions of the parking area designated for that purpose by Landlord. Tenant shall furnish Landlord with State automobile license numbers assigned to Tenant's car or cars, and cars of Tenant's employees, within five (5) days after request of Landlord and shall thereafter notify Landlord of any changes within five (5) days after such changes occur. In the event that Tenant or its employees fail to park their cars in designated parking areas as aforesaid, then Landlord, at its option, shall charge Tenant Ten Dollars ($10.00) per day per car parked in any area other than those designated, as and for liquidated damage.

     (9) The plumbing facilities shall not be used for any other purpose than that for which they are constructed, and no foreign substance of any kind shall be thrown therein, and the expense of any breakage, stoppage, or damage resulting from a violation of this provision shall be borne by Tenant, who shall, or whose employees, agents or invitees shall have caused it.

                                   EXHIBIT "A"


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     (10) Tenant shall use at Tenant's cost such pest extermination contractor as Landlord may direct and at such intervals as Landlord may require.

     (11) Tenant shall not burn any trash or garbage of any kind in or about the leased premises, the Shopping Center, or within one mile of the outside property lines of the Shopping Center.

     (12) Tenant shall sponsor no kiddie rides or any other type of. promotion without the prior written consent of the Landlord except as the same may be sponsored by the Merchants Association.


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     THIS LEASE AGREEMENT, made on the 1st day of November, 1988 by PROGRESS
INVESTMENT ASSOCIATES, a Pennsylvania Corporation, herein called "Landlord" and THE FIRST PENNSYLVANIA BANK, N.A., herein called "Tenant."



                                W I T N E S S T H

SECTION 1. TERM

1.1  LEASED PREMISES

     In consideration of the rents, covenants and agreements hereinafter reserved and contained on the part of Tenant to be observed and performed, Landlord demises and leases to the Tenant, and Tenant rents from Landlord, those certain premises, now or hereinafter to be erected in the Progress Plaza Shopping Center, (herein called the "Shopping Center") at 1501 North Broad Street, Philadelphia, Pennsylvania, having a frontage of approximately 40 feet, said measurements being from center of partition to center of partition, except that in the event the demised premises is in an end position, measurements shall include full width of end wall, and a depth of 70 feet outside dimensions creating a first floor area of approximately 2,800 square feet, (herein collectively called the "leased premises") as shown on a floor plan attached hereto.

1.2  USE OF ADDITIONAL AREAS

     The use and occupancy by the Tenant of the leased premises shall include the use in common with others entitled thereto of the common areas, employees' parking areas, service roads, loading facilities, sidewalks and may be designated from time to time by the Landlord, subject however, to the terms and conditions of this agreement and to reasonable rules and regulations for the use thereof as prescribed from time to time by the Landlord.

1.3  COMMENCEMENT AND ENDING DATE OF TERM

     The term of this lease shall begin on November 1, 1988. Tenant's obligation to pay rent hereunder shall commence on said date. The term of this lease shall end at midnight on the last day of the 10th consecutive full lease year as said term "Lease year" is hereinafter defined, unless sooner terminated as hereinafter provided. See Section 1.10 re Option. Tenant waives any notice requiring to remove from the premises at the end of the term (see Section 1.10 re Option) and covenants to surrender at the end of the term.

1.4  LEASE YEAR DEFINED

     The term "lease year" as herein shall mean the twelve (12) calendar months commencing with the first day the rent obligation commences and midnight of the day immediately prior to the succeeding anniversaries thereof.

1.5  1.6  DELETED

1.7  DELETED



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1.8  DELIVERY OF PREMISES BY LANDLORD

     Landlord agrees that upon the date of delivery of possession to the Tenant, the demised premises shall be free of all violations, orders, or notices of violations of all public authorities; vacant and broom clean. Landlord warrants the heat and air conditioning apparatus, systems are in good working order and condition, and the demised premises includes bathroom facilities in good working order and in accordance with City Zoning Code. Tenant shall maintain the heating and air conditioning systems, as well as the bathroom, and be responsible for there replacements when necessary.

1.9  OPTION TO RENEW

     The Tenant shall have the option to renew this Lease for one (1) five (5) year period(s) under the same terms and conditions as herein contained, except that the minimum rental shall be increased by six (6) percent every two (2) years.

     Notice of acceptance of the renewal option must be given to the Landlord in writing at least ninety (90) days before the expiration of the initial term or preceding option period. Nothing herein construed shall require Tenant to exercise said extension option.


SECTION 2 RENT

2.1  MINIMUM RENT

     Tenant agrees to pay to Land lord at the office of Landlord, or at such other place designated by Landlord, without any prior demand therefor. and without any deduction or set-off whatsoever, and as fixed minimum rent; on the first day of each calendar month:

          2.1a Commencing on the beginning date and continuing thereafter for each Lease Year during the term and the renewal term of the Lease. Tenant covenants to pay unto Landlord, as rental for the Leased Premises, of each calendar month:

          (a) A Fixed Annual Guarantee Minimum Rental for the particular Lease Years and in the amounts as follows; payable monthly in equal monthly installments in advance upon the first day of each calendar month.

               (1) From the Rent Commencement Date through the second (2) anniversary thereof (calendar year 1990) in the amount of Thirty One Thousand Eighty ($31,080.00) per year;

               (2) From such anniversary date in 1990 through the fourth (4th) anniversary of the Rent Commencement Date (Calendar year 1992) in the amount of Thirty Three Thousand Eight Hundred Eighty ($33,880.00) per year;

               (3) From such anniversary date in (1992) thru the sixth (6th) anniversary of the Rent Commencement Date (calendar year 1994) in the amount of Thirty Six Thousand Nine Hundred Thirty Two ($36,932.00) per year;



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               (4) From such anniversary date in (199_) thru the eighth (8th)
          anniversary of the Rent Commencement Date (calendar year 1996) in the amount of Forty Thousand Two Hundred Sixty Four ($40,265.00) per year;

               (5) From such anniversary date in (1996) thru the tenth (10th) anniversary of the Rent Commencement Date (Calendar year 1998) in the amount of Forty Three Thousand Eight Hundred Seventy Six ($43,876.00) per year.

     2.1b If the term shall commence upon a day other than the first day of a calendar month, then Tenant shall pay, upon the commencement date of the term, a pro-rata portion of the fixed monthly rent described in the fractional calendar month preceeding the commencement of the first lease year thereof.


2.2  DELETED


2.3  DELETED



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2.4  TAXES

     Owner will pay in the first instance all real property taxes which may be levied or assessed by any lawful authority against the land and improvements in the Shopping Center. If the amount of the real property taxes levied or assessed against the land and building of which the leased premises form a part at the time of commencement of the term hereof shall exceed in any subsequent lease year the amount of such taxes for the first full lease year, Tenant shall pay that portion of such excess equal to the product obtained by multiplying said excess by a fraction, the numerator of which shall be the square-foot area of the leased premises, and the denomimator of which shall be the square-foot area of the Shopping Center exclusive of common areas. For the purpose of this section and of the computation aforesaid, each two (2) square feet of basement or second floor space shall be counted as noe (1) square-foot. The term "first full tax year" shall mean the year 1988. The tax year of any lawful authority commencing during any lease year shall be deemed to correspond to such lease year. The additional rent provided for in this Section 2.4 shall be paid within twenty (20) days after demand therefor by Landlord. A copy of the Jurisdictions taxing authority's tax bill submitted and certified true by Landlord to Tenant shall be sufficient evidence of the amount of taxes assessed or levied against the parcel or real property to which such bill relates. Should the taxing authorities include in such real estate taxes the value of any improvements made by Tenant or include machinery, equipment, fixtures, inventory or other personal property or assets of Tenant, then Tenant shall pay the entire real estate taxes for such items. Tenant, at all times, shall be responsible for and shall pay before delinquency, all municipal, county, state, or federal taxes assessed against any leasehold interest or any personal property of any kind owned, installed or used by Tenant, except if Landlord is required to collect such tax by law, Tenant shall pay the amount of such tax to Landlord as additional rent in the manner as aforesaid.

2.5  ADDITIONAL RENT

     The Tenant shall pay as additional rent any money require to be paid pursuant to paragraphs 2.4, 7.1, 7.2, 7.6, 11.2, and 12.1 and all other sums of money or charges required to be paid by Tenant under this lease, whether or not the same be designated "additional rent." If such amounts or charges are not paid at the time provided in this lease, they shall nevertheless, if not paid when due, be collectable as additional rent with the next installment of rent thereafter falling due hereunder, but nothing herein contained shall be deemed to suspend or delay the payment of any amount of money or charge at the time the same becomes due and payable hereunder, or limit any other remedy of the Landlord.

2.6  PAST DUE RENT AND ADDITIONAL RENT

     If Tenant shall fail to pay, when the same is due and payable, any rent or any additional rent, or amounts or charges of the character described in Section
2.5 hereof, such unpaid amount shall bear interest from the due date thereof to the date of payment at the rate of two percent (2x) per month.


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SECTION 3.   RECORDS AND BOOKS OF ACCOUNT -- DELETED


3.1   DELETED


3.2   DELETED


3.3   DELETED


3.4   DELETED










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SECTION 4. DELETED


4.1  DELETED


4.2  DELETED


4.3  DELETED



SECTION 5. SIGNS, AWNINGS, CANOPIES, FIXTURES, ALTERATIONS, CONSTRUCTION


5.1  INSTALLATION BY TENANT

     All fixtures installed by Tenant shall be new or completely reconditioned. Tenant shall not make or cause to be made any alterations, additions or improvements or install or cause to be installed any trade fixture, exterior signs, floor covering, interior or exterior lighting, or plumbing fixtures, shades or awnings or make any changes to the store front without first obtaining Landlord's written approval and consent. Tenant shall present to the Landlord plans and specifications for such work at the time approval is sought.




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5.2  CHANGES AND ADDITIONS TO BUILD

     Landlord hereby reserves the right, at any time, to make alterations or additions to and to build additional stories on the building in which the premises are contained and to build adjoining the same. Landlord also reserves the right to construct other buildings of improvements in the Shopping Center from time to time, and to make alterations thereof or additions thereto and to build additional stories on any such building or buildings and to build adjoining same and to construct doubledeck or elevated parking facilities, to close any skylights or windows and run necessary pipes, conduits and ducts through the herein leased premises and carry on any work, repair, alterations or improvements in, about, or in the vicinity thereof, the demised premises. Tenant hereby waives any claim for damages or inconvenience caused thereby.

5.3  REMOVAL AND RESTORATION BY TENANT

     All lighting fixtures and air conditioning equipment, any and all alterations, decorations, additions or trade fixtures, other than attached movable trade fixtures improvements and decorations installed or paid for by the Tenant or made by the Landlord on the Tenant's behalf by agreement under this lease shall, upon the expiration or earlier termination of this lease, become the sole property of the Landlord, Such alterations, decorations, additions, improvement and trade fixtures, shall not be removed from the premises prior to the end of the term hereof without the prior consent in writing from the Landlord.

5.4  DISCHARGE OF LIENS

     Tenant shall promptly pay all contractors and materialmen, so as to minimize the possibility of a lien attaching to the leased premises, and should any such lien be made or filed, Tenant shall bond against or discharge the same within ten (10) days after written request by Landlord.

5.5  SIGNS, AWNINGS AND CANOPIES

     Tenant will not place or suffer to be placed or maintained on any exterior door, wall or window of the leased premises any sign, awning or canopy, or advertising matter or other things of any kind, and will not place or maintain any decorations, lettering or advertising matter on the glass of any window or door of leased premises without first obtaining Landlord's written approval and consent. Tenant further agrees to maintain such sign, awning, canopy, decoration, lettering, advertising matter or other thing as may be approved in good condition and repair at all times. For the benefit of Tenant, Landlord approves the signage plan as set forth.

5.6  PARKING AND COMMONS USE AREAS AND FACILITIES

     All automobile parking areas, driveways, entrances and exits thereto, and other facilities furnished by Landlord in or near the Shopping Center, including employee parking areas, the truck way or ways, loading docks, package pick-up stations, pedestrian sidewalks and ramps, landscaped areas, exterior stairs, first aid stations, comfort stations and other areas and improvements provided by Landlord for the general use, in common, of Tenants, their officers, agents, employees and customers, shall at all times be subject to the exclusive control and management of Landlord, and Landlord shall have the right, from time to time, to establish, modify and enforce reasonable rules and regulations with respect to all facilities and areas mentioned in this Article. Landlord shall have the right to construct, to police the same, from time to time, to change the area, level, location and arrangement of parking areas and other facilities hereinabove referred to; to restrict parking by Tenants, their officers, agents and employees, to employee parking areas; to enforce parking charges (by operation of meters or otherwise) with appropriate provision for free parking ticket validation by Tenants; to close all or any portion of said areas or facilities to such extent as may, in the opinion of Landlords.

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counsel, be legally sufficient to prevent a dedication thereof or the accrual of any rights to any person or the public therein; to close temporarily all or any portion of the parking areas or facilities; to discourage noncustomer parking; and to do and perform such other acts in and to said areas and improvements as, in the use of good business judgement, the Landlord shall determine from time to time. Without limiting the scope of such discretion, Landlord shall have the full right and authority to employ all personnel and to make all rules and regulations pertaining to and necessary for the proper operation and maintenance of the common areas and facilities. Tenant and its employees shall park their cars only in those portions of the parking area designated for that purpose by Landlord. Tenant shall furnish Landlord with State automobile license numbers assigned to Tenant's care or cars and cars of its employees within five (5) days after request from Landlord, and shall thereafter notify Landlord of any changes within five (5) days after changes occur. If Tenant or its employees fail to park their cars in the designated parking areas, after giving notice to Tenant, Landlord shall have the right to charge Tenant ten dollars ($10.00) per day per car parked in any parking area other than those designated.

5.7  LICENSE

     All common areas and facilities not within the leased premises which Tenant may be permitted to use and occupy, are to be used and occupied under a revocable license, and if the amount of such areas be diminished, Landlord shall not be subject to any liability nor shall Tenant be entitled to any compensation or diminution or abatement of rent, nor shall such diminution of such areas be deemed constructive or actual eviction.


SECTION 6. CONDUCT OF BUSINESS BY TENANT

6.1  PURPOSE OF USE

     Tenant shall use the leased premises solely for the purpose of conducting the business of: Banking and related business.

     Tenant will not use or permit, or suffer the use of, the leased premises for any other business or purpose. Tenant shall not conduct catalogue sales in or from the leased premises except of merchandise which Tenant is permitted to sell "over the counter" in or at the leased premises pursuant to the provisions of this Section 6.1.

6.2  OPERATION OF BUSINESS -- DELETE



                                       8
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6.3. STORAGE, OFFICE SPACE -- DELETE


6.5  OPERATIONS OF CONCESSIONS -- DELETE


SECTION 7. MAINTENANCE OF LEASED PREMISES

7.1  MAINTENANCE BY TENANT

     Tenant shall, at all times, keep the leased premises )including maintenance of exterior entrances, all glass and show window mouldings) and all partitions, doors, fixtures, equipment and appurtenances thereof (including lighting, heating and plumbing fixtures, escalators, elevators, and any air conditioning system) in good order, condition and repair, (including reasonably periodic painting as reasonably determined as to frequency thereof by Landlord), except for structural portions of the premises, which shall be maintained by Landlord, but if Landlord is required to make all repairs to structural portions by reason of Tenant's negligent acts of omission to act, Landlord may add the cost of such repairs to rent which shall thereafter become due. The Roof is structural and therefore part of Landlord responsibility

7.2  MAINTENANCE BY LANDLORD

     If Tenant refuses or neglects to repair property as required hereunder and to the reasonable satisfaction of Landlord as soon as reasonably possible after written demand, or if Landlord is required to make repairs otherwise required of tenant under this Lease, Landlord may make such repairs without liability to Tenant for any loss or damage that may accrue to Tenant's business by reason thereof, and upon completion thereof, Tenant shall pay Landlord's costs for making such repairs, plus twenty percent (20%) of overhead, upon presentation of bill therefore, as additional rent.

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7.3  SURRENDER OF PREMISE

     At the expiration of the tenancy hereby created, Tenant shall surrender the leased premises in the same condition as the leased premises were in upon delivery of possession thereto under this lease, reasonable wear and tear excepted, and shall surrender all keys for the leased premises to Landlord of all combinations on locks and safes, if any, in the leased premises. Tenant shall remove all its personal property, and trade fixtures before surrendering the premises as aforesaid, and shall repair any damage to the leased premises caused thereby. Tenant's obligation to observe or perform this covenant shall survive the expiration or other termination of the term of this lease. If the Tenant fails to remove such alterations, decorations, additions and improvements and restore the leased premises, then upon the expiration of this lease, or any renewal thereof, and upon the Tenant's removal from the premises, all such alterations, decorations, additions and improvements shall become the property of the Landlord.

7.4  RULES AND REGULATIONS

     The rules and regulations appended to this lease, as Exhibit A, are hereby made a part of this lease, and Tenant agrees to comply with the observe the same. Tenant's failure to keep and observe said rules and regulations shall constitute a breach of the terms of this lease in the manner as if the same were contained herein as covenants, Landlord reserves the right, from time to time, to reasonably amend or supplement said rules and regulations and to adopt and promulgate additional reasonable rules and regulations applicable to leased premises and Shopping Center. Notice of such additional rules and regulations, and amendments and supplements, if any, shall be given to. Tenant, and Tenant agrees thereupon to comply with and observe all such rules and regulations, and amendments thereto and supplements thereof, provided the same shall apply uniformly to all Tenants of the Shopping Center.

7.5  NOTICE BY TENANT

     Tenant shall give immediate notice to Landlord in case of fire, damage, repairs needed to, or accidents in the leased premises or in the building of which the premises are a part, of defects therein, or in any fixtures of equipment.

7.6  COST OF MAINTENANCE OF COMMON AREAS

     (a) In each lease year, Tenant will pay to Landlord, in addition to the rentals specified in Section 2 hereof, as further additional rent, subject to the limitation hereinafter set forth, a proportion of the Shopping Center's operating costs, hereinafter defined, based upon the ratio of the square feet of the leased premises to the total square feet of all the building space leasable in the Shopping Center, except that for the purpose of this computation each two
(2) square feet of basement or second floor space shall be counted as one square foot.

     (b) For the purpose of this Paragraph 7.6, the Shopping Center's Operating cost means the total cost and expense incurred in operating and maintaining the common facilities, herein defined actually used or available for use by Tenant and the employees, agents, servants, customers and other invitees of Tenant, excluding only items of expense commonly known and designated as carrying charges, but specifically including, without limitation, gardening and landscaping, the cost of all Landlord's insurance including but not limited to bodily injury, public liability, property damage liability, automobile insurance, sign insurance any other insurance carried by Landlord for the common areas in limits selected by Landlord, hearing ventilating and air conditioning of the enclosed mall, if any, rental of signs, and equipment, real estate taxes and assessments, repairs, line painting, lighting, sanitary control, removal of snow, trash, rubbish, garbage and other refuse, depreciation on machinery and equipment used in such maintenance, the cost of personnel to implement such services, to direct parking, and to police the


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



common facilities and 10% off all the foregoing costs (excluding real estate taxes and assessments) to cover the Landlord's administrative and overhead costs. "Common facilities" means all areas, space, equipment and special services provided by Landlord for the common or joint use and benefit of the occupants of the Shopping Center, their employees, agents, servants, customers and other invitees, including without limitation, parking areas, access roads, driveways, retailing walls, landscaped areas, truck serviceways or tunnels, loading docks, pedestrian mall, courts, stairs, ramps and sidewalks, comfort and first aid stations, washrooms and parcel pick up stations, and community hall or auditorium, if any, and including any such area as may be added to the Shopping Center by its expansion. Tenant reserves the right to audit books of landlord to verify costs.

     (c) The additional rent provided to be paid in this Paragraph shall be. computed monthly during the calendar year on such dates as may be designated by the Landlord and shall be payable during each lease year. The total monthly cost shall be divided by the total square feet of the Shopping Center and the square foot rate multiplied by the total square feet of the leased premises.

     (d) Changes in any particular floor area occurring during any quarterly period shall be effective on the first day of the next succeeding quarterly period, and the amount of any floor area in effect for the whole of any quarterly period shall be the average of the total amounts in effect on the first day of each calendar month in such quarterly period.


SECTION 8. ACCESS BY LANDLORD

8.1  RIGHT OF ENTRY

     Landlord or Landlord's agents shall have the right to enter the leased premises at all times to examine the same, and to show them prospective purchasers or lessees of the building, and to make such repairs, alterations, improvements or additions as Landlord may deem necessary or desirable, and Landlord shall be allowed to take all material into and upon said premises that may be required therefor without the same constituting and eviction of Tenant in whole or in part and the rent reserved shall in no wise abate while said repairs, alterations, improvements, or additions are being made, by reason of loss or interruption of business of Tenant, or otherwise.

[ text deleted ]

Landlord may exhibit the premises to prospective tenants or purchasers.

[ text deleted ]

Nothing herein contained, however, shall be deemed or construed to impose upon Landlord any obligation, responsibility or liability whatsoever, for the care, maintenance or repair of the building, or any part thereof, except as otherwise herein specifically provided. Landlord shall have the right to place, maintain and repair all utility equipment of any kind in, upon and under the demised premises as may be necessary for the servicing of the demised premises and other portions of the Shopping Center. Landlord shall not enforce its rights under this section in any manner as to reasonably interferes with the tenants use and enjoyment of the leased premises.

8.2  EXCAVATION

     If an excavation shall be made upon land adjacent to the leased premises, or shall be authorized to be made, Tenant shall afford to the person causing or authorized to cause excavation, license to enter upon



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



     The leased premises for the purpose of doing such work as Landlord shall reasonably deem necessary to preserve the wall or the building of which the leased premises form a part from injury or damage and to support the same by proper foundation, without any claim for damages or indemnification against Landlord or diminution or abatement of rent. Provided that if Tenant should determine in its reasonable business judgement that such entrance upon or into the leased premises makes it impracticable for Tenant to operate the store, then the rent shall abate, for that period of such intrusion.


SECTION 9. TENANT'S PROPERTY

9.1  LOSS AND DAMAGE

     Landlord shall not be liable for any damage to property of Tenant or of others located on the leased premises, not the loss of or damage to any property of Tenant or of others by theft or otherwise. Tenant hereby waives any and all claims against Landlord or Landlord's agents or employees for any loss of, or damage to, personal property, or for any injury sustained in, or about, or in connection with, the use or condition of the leased premises. Landlord shall not be liable for any latent defect in the leased premises or in the building of which they form a part, except for a period of one (1) year from the date Tenant takes possession of the leased premises. All property of Tenant kept or stored on the leased premises shall be so kept or stored at the risk of Tenant only, and Tenant shall hold Landlord harmless from any claims arising out of damage to the same, including subrogation claims by Tenant's insurance carrier.


SECTION 10. ADVERTISING, MERCHANTS ASSOCIATION

10.1 NAME IN ADVERTISING

     Tenant and Tenant's employees and agents shall not solicit business in the parking or other common areas, nor shall Tenant distribute any handbills or other advertising matter in automobiles parked in the parking area or in other common areas.

10.2 MERCHANTS' ASSOCIATION

     Tenant shall promptly become a member of and during the entire term of this lease, participate fully in, and remain in good standing in the Merchants' Association limited to tenants occupying premises in the Shopping Center and adjoining stores and abide by the regulations of such association. Each member tenant shall have one vote and the Landlord shall also have one vote in the operation of said association. The objects of such association shall be to encourage its members to deal fairly and courteously with their customers, to sell their merchandise or services at fair prices, to follow ethical business practices, to assist the business of the tenants by sales promotions and center-wide advertising, and in particular, to help the interests of members of the said association, The tenant agrees to pay dues to the Merchants' Association in the amount of 11 cents per square foot per year of the total area of the leased premises. Said amounts shall be collectible by the Merchants' Association or by Landlord as additional rent hereunder and shall be payable in each year of the term in twelve (12) equal monthly installments at the times and places and in the same manner as fixed minimum rent is payable hereunder. In any event, the continuing monthly contributions to the Association will be adjusted annually by a percentage equal to the percentage increase from the base period of the United States Department of Labor, Bureau of Labor Statistics Cost of Living Index, provided that J Index has increased by at least ten percent (10%) or more from the base period. The term "Base period" shall refer to the date of which said Index is published, which. is closest to the date of the formation of the Merchant's Association.

          (1) The Tenant agrees to advertise in special Merchants' Association newspaper sections or advertisements and agrees to cooperate in the Merchants' Association special sales and promotions; subject to tenant's approval of the cost thereof at Tenant's sole discretion.


SECTION 11.  INSURANCE INDEMNIFY

11.1 LIABILITY INSURANCE

     Tenant shall procure and keep in force, at all times, during the term of the lease and during such other time as lessee occupies the leased premises, at its expense, insurance as follows:

          (1) Public liability insurance which shall include the Landlord and its respective agents and employees among the named insured parties, in amounts of not less than five Hundred Thousand Dollars ($500,000) for personal injury to any one person; One Million Dollars ($1,000,000) for personal injuries arising out of any one accident; and Fifty Thousand Dollars ($50,000) property damage.

          (2) Plate glass insurance covering all plate glass at the leased premises, naming Landlord as a named insured party. Tenant will carry said insurance or be self insured.

          (3) Fire and extended coverage insurance on Tenant's approval property, including inventory, trade fixtures, floor covering, furniture and other property removable by Tenant.

          (4) Fire and Public Liability Insurance. Tenant shall furnish Landlord with certificate, or certificates issued by the insurance carrier evidencing the above-mentioned insurance. Such insurance shall be procured from a reputable insurance company or companies, and in form satisfactory to Landlord. If the nature of Tenant's operation is such as to place any or all of its employees under the coverage of local Workmen's Compensation or similar statutes, Tenant shall also keep in force, at its expense, so long as this Lease remains in effect and during such other times as Tenant occupies the leased premises or any part thereof, workmen's compensation or similar insurance affording statutory coverage and containing statutory limits. If Tenant shall not comply with its covenants made in this paragraph, Landlord may cause insurance as aforesaid to be issued, and in such event Tenant agrees to pay, as additional rent, the premium for such insurance upon Landlord's demand.

     Tenant shall, at its own expense exclude from its liability insurance policy the "Care, Custody and Control Exclusion." The Landlord agrees to carry insurance against fire and such other risks as are, from time to time, included in standard extended coverage endorsements, insurable value of the improvements and betterments installed by the Tenant in the demised premises, whether the same has been paid for entirely or partially by the Tenant. All of the Tenant's insurance policies shall name Landlord as an Additional insurer.



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



     It is expressly agreed that Tenant is solely responsible for the maintenance and replacement of the plate glass display or other windows on its premises. It is also agreed that Tenant is solely responsible for maintaining and replacing its personal property located on the premises including inventory, trade fixtures, floor covering, furniture and other property removable by Tenant. Tenant shall indemnify and hold harmless Landlord for any damage to persons or to its plate glass or personal property on the leased premises caused by fire, vandalism or other casualty of whatever nature and kind.

11.2 INCREASE IN FIRE INSURANCE PREMIUM

     Tenant agrees that it will not keep, use, sell or offer for sale in or upon the leased premises any article which may be prohibited by the standard form of fire insurance policy. Tenant agrees to pay any increase in premiums for fire and extended coverage insurance that may be charged during the term of this lease on the amount of such insurance which may be carried by Landlord on said premises or the building of which they are a part, resulting from the type of merchandise sold by Tenant in the leased premises, whether or not Landlord has consented to the same. In determining whether increased premiums are the result of Tenant's use of the leased premises, a schedule, issued by the organization making the insurance rate, shall be conclusive evidence of the several items and charges which make up the fire insurance rate of the lease premises.

     In the event Tenant's occupancy causes any increase of premium for the fire, boiler and/or casualty rates on the leased premises or any part thereof above the rate of the least hazardous type of occupancy legally permitted in the leased premises, the Tenant shall pay the additional premium on the fire, boiler and/or casualty insurance policies by reason thereof. The Tenant also shall pay in such event, any additional premium on the rent insurance policy that may be carried by the Landlord for its protection against rent loss through fire. Bills for such additional premiums shall be rendered by Landlord to Tenant when rendered, and the amount thereof shall be deemed to be, and be paid as additional rent.

11.3 INDEMNIFICATION OF LANDLORD

     Tenant will hold and save Landlord harmless of and from any and all claims, or liabilities in connection with any loss of or damage to property, loss of life or personal injury arising from or out of the occupancy or use of the leased premises or any part thereof or any other part of the Landlord's property by Tenant or any licensee, visitor, customer, employees, servants, agents, or contractor of Tenant occasioned wholly or in part by any act or omission of Tenant or any of the Tenant's agents or employees, and shall indemnify Landlord for any loss, damage or expense which may be sustained or incurred by Landlord except for Landlords negligence, as a result of any of the foregoing, including legal expenses and reasonable attorney's fees in defending against any such claim or liability.

11.4  DELETED


SECTION 12. UTILITIES.

12.1 UTILITIES CHARGES

     Tenant shall be solely responsible for and promptly pay all charges for heat, water, gas electricity or any other utility used or consumed in the leased premises. Should Landlord elect to supply the water, gas, heat, electricity or any other utility used or consumed in the leased premises, Tenant agrees to purchase and pay for the same as additional rent at the applicable rages filed by the Landlord with the proper regulatory authority. In no event shall Landlord be liable for an interruption or failure in the supply of any such utilities to the leased premises.



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



     Should the Landlord elect to install a central heating and/or air conditioning system and offer to supply either chilled air or water or warm air or water, Tenant agrees to adopt Landlord's heating and cooling equipment and at Tenant's expense to connect said equipment to facilities provided by Landlord, and to pay for such chilled air or water and/or warm air, as metered through meters installed by the Landlord.. All charges for services provided by Landlord under this paragraph shall be paid by Tenant within ten (10) days after receipt of the bill from Landlord


SECTION 13. DESTRUCTION OF LEASED PREMISES

13.1 TOTAL OR PARTIAL DESTRUCTION

     If the leased premises shall be damaged by any casualty insurable under the Landlord's insurance policy, but are not thereby rendered untenantable in whole or in part, Landlord shall. upon receipt of the insurance proceeds, REPAIR THE same and the minimum rent shall not be abated. If by reason of such occurrence, the premises shall be rendered untenantable only in part, Landlord shall, out of the insurance proceeds cause the damage to be repaired, and the fixed minimum rent, meanwhile, shall be abated proportionately as to the portion of the premises rendered untenantable. If the premises shall be rendered wholly untenantable, If determined by municipal authority, Landlord may, at its election, terminate this lease and the tenancy hereby created, by giving to Tenant within the ninety (90) days following the date of said occurrence, written notice of Landlord's election to do so and in event of such termination, rent shall be adjusted as of such date. Nothing in this Section shall be construed to permit the abatement in whole or in part of the percentage rent, but for the purpose of Paragraph 2.2 hereof, the computation of percentage rent shall be based upon the revised minimum rent as the same may be abated pursuant to this Paragraph 13.1.

13.2 PARTIAL DESTRUCTION OF SHOPPING CENTER

     In the event that fifty (50) percent or more of the rentable area of the Shopping Center shall be damaged or destroyed by fire or other cause, notwithstanding that the leased premises may be unaffected by such fire or, other cause, Landlord or Tenant may terminate this lease and the tenancy hereby created by giving to Tenant or Landlord five (5) days prior written notice of Landlord's election to do so, which notice shall be given, if at all, within the 90 days following the date of said occurrence, rent shall be adjusted as of the date of said termination.

     In the event Landlord elects to repair the damage insurable under Landlord's policies, any abatement of rent shall end five (5) days after notice by Landlord to Tenant that the demised premises have been repaired. Unless this lease is terminated by Landlord, Tenant shall, at its cost, repair and re-fixture the interior of the demised premises in a manner and to at lease condition equal to that existing prior to its destruction or casualty, and the proceed of all insurance carried by Tenant on its property and improvements shall be held in trust by Tenant for the purpose of said repair and replacement.

     In no event shall Landlord be liable for interruption to business of Tenant or for damage to or replacement or repair of Tenant's personal property, including inventory, trade fixtures, floor coverings, furniture and other property removable by Tenant under the provisions of this lease.


SECTION 14. OFFSET STATEMENT, ATTORNMENT SUBORDINATION

14.1 OFFSET STATEMENT

     Within ten (10) days after request therefore by Landlord, or in the event that upon any sale, assignment or hypothecation of the leased premises and/or the land thereunder by Landlord, an offset statement shall be required from Tenant; Tenant agrees to delivery in recordable form, a certificate to any



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



proposed mortgages or purchaser, or to Landlord, certifying if such be the case) that this lease is in full force and effect and that there are no defenses or offsets thereto, or stating those claimed by Tenant.

14.2 ATTORNMENT

     Tenant shall, in the event any proceedings are brought for the foreclosure of, or in the event of exercise of the power of sale under any mortgage made by the Landlord covering the leased premises, attorn to the purchaser, upon any such foreclosure or sale, and recognize such purchaser as the Landlord under this lease.

14.3 SUBORDINATION

     Tenant does subordiante its rights hereunder to the lien of any mortgage or mortgages, or the lien resulting from any other method of financing or refinancing, now or hereafter in force against the land and/or buildings of which the leased premises are a part or against any buildings hereafter placed upon the land of which the leased premises are a part, and to all advances made or hereafter to be made upon the security thereof. Landlord agrees to provide tenant with non-disturbance agreements where required by tenant to protect tenants continuing operation in the center.

14.4 ATTORNEY-IN-FACT

     The Tenant, upon request of any party in interest, shall execute promptly such instruments or certificates to carry out the intent of Sections 14.2 and
14.3 above as shall be requested by the Landlord. If fifteen (15) days after the date of a written request by Landlord to execute such instruments, the Tenant shall not have executed the same, the Landlord may at its option, execute the same as attorney-in-fact for tenant or cancel this lease without incurring any liability on account thereof, and the term hereby granted is expressly limited accordingly.


SECTION 15. ASSIGNMENT AND SUBLETTING


15.1 CONSENT REQUIRED

     Tenant will not, except to a parent or subsidiary corporation or to Marine-Midland, assign mortgage or encumber this lease in whole or in part, nor sublet all or any part of the leased premises, without the prior written consent of Landlord in each instance. The consent by Landlord to any assignment or subletting shall not constitute a waiver of the necessity for such consent to any subsequent assignment or subletting. This prohibition against any assigning or subletting shall be construed to include a prohibition against any assignment or subletting by operation of law. If this lease be assigned, or if the leased premises or any part thereof be underlet or occupied by any body other than the Tenant, Landlord may collect from assignee, under tenant or occupant, and apply the net amount collected to the rent herein reserved, but no such assignment, underletting, occupancy or collection shall be deemed a waiver of this covenant, or the acceptance of the assignee, under-tenant or occupant as tenant, or a release of Tenant from the further performance by Tenant of covenants on the part of Tenant shall remain fully liable on this lease and shall not be released from performing any of the term covenants. and conditions of this lease. Any attempt of assignment or sublease without, Landlord's written approval, which consent shall not unreasonable be withheld, as defined in this paragraph shall constitute a breach of this lease by Tenant and Lessor shall have at its option the right to terminate this lease immediately.

SECTION 16. WASTE, GOVERNMENT REGULATIONS

16.1 WASTE OR NUISANCE

     Tenant shall not commit or suffer to be committed any waste upon the leased premises or any nuisance or other act or thing which may disturb the quiet enjoyment of any other tenant in the building in which the leased

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



premises may be located, in the Shopping Center, or who may disturb the quiet enjoyment of any person within five hundred feet of the boundaries of the Shopping Center.

16.2 GOVERNMENTAL REGULATIONS

Tenant shall, at Tenant's sole cost and expense, comply with all of the requirement of all county, municipal, state, federal or other applicable governmental authorities, now in force, or which may hereafter be in force, pertaining to the Tenant's use of the said premises, and shall faithfully observe in the use of the premises all municipal and county ordinance and state and federal statutes now in force, or which may hereafter be in force.

SECTION 17. EMINENT DOMAIN

17.1 TOTAL CONDEMNATION OF LEASED PREMISES

     If the whole of the leased premises shall be acquired or condemned by eminent domain for any public or quasi-public use or purpose, then the term of this lease shall cease and terminate as of the date of title vesting in such proceeding and all rental shall be paid up to that date and Tenant shall have no claim against Landlord for the value of any unexpired term of this lease.

17.2 PARTIAL CONDEMNATION OF LEASED PREMISES

     If a taking of any part of the leased premises shall render the leased premises unsuitable for the business of the Tenant, then the term of this lease shall cease and terminat as of the date of title vesting in such proceeding. Tenant shall have no claim against Landlord for the value of any unexpired term of this lease and rent shall be adjusted to the dat of such termination. In the event of a partial taking or condemnation which is no extensive enough to render the premises unsuitable for the business of Tenant, then, as of the date of title vesting, this lease shall continue in effect, except that the minimum rent shall be reduced in the same proportion that the floor area of the demised premises (including basement, if any) taken bears to the original floor area leased, and Landlord shall, upon receipt of the award in condemnation, make all necessary repairs or alterations to the building in which the leased premises are located so as to constitute the portion of the building not taken a complete architectural unit, without any abatement of rent. But such work shall not exceed the scope of the work to be done by Landlord in originally constructing said building, nor shall Landlord, in any event, be required to spend for such work an amount in excess of the amount received by Landlord as damages for the part of the demised premises so taken. "Amount received by Landlord" shall mean that part of the award in condemnation which is free and clear to Landlord of any collection by mortgagees, for the value of the diminished fee. If more that thirty percent (25%) of the floor area of the Leased Premises in which the demised premises are located shall be taken as aforesaid, Landlord or Tenant may, be written notice to the other, terminate this lease, such termination to be effective as aforesaid.

17.3 TOTAL CONDEMNATION OF PARKING AREA

     If 75% of the common parking areas in the Shopping Center shall be acquired or condemned as aforesaid, then the term of this lease shall cease and terminate as of the date of title vesting such proceeding unless Landlord shall take immediate steps to provide other parking Facilities substantially equal to the previously existing ratio between the common parking areas and the leased premises, and such substantially equal parking facilities shall be provided by Landlord at its own expense within ninety (90) days from the date of acquisition. -In the event that Landlord shall provide such other substantially equal parking facilities, then this lease shall continue in full force and effect without any reduction or abatement of rent.

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

17.4 PARTIAL CONDEMNATION OF PARKING AREA

     If any of the parking area in the Shopping Center shall be acquired or condemned as aforesaid, and if, as the result thereof the ratio of square feet of parking area to square feet of the sales area of the entire Shopping Center buildings is reduced to a ratio below two and one-tenth to one, then the term of this lease shall cease and terminate upon the vesting of title in such proceeding, unless the Landlord shall take immediate steps toward increasing the parking ratio to a ratio in excess of two to one, in which event this lease shall be unaffected and remain in full force and effect without any reduction or abatement of rent. In the event of termination of this lease as aforesaid, Tenant shall have no claim against Landlord, not the condemning authority for the value of any unexpired term of this lease and rent shall be adjusted to the date of said termination.

17.5 LANDLORD'S DAMAGES

     In the event of any condemnation of taking as aforesaid, whether whole or partial, the Tenant shall not be entitled to any part of the award paid for such condemnation and Landlord is to receive the full amount of such award, the Tenant hereby expressly waiving any right or claim to any part thereof.

17.6 TENANT'S DAMAGES

     Although all damages in the event of any condemnation are to belong to the Landlord whether such damages are awarded as compensation for diminution in value of the leasedhold or to the fee of the leased premises, Tenant shall have the right to claim and recover from the condemning authority, but not from Landlord, such compensation as may be separately awarded or recoverable by Tenant in Tenant's own right on account of any and all damage to Tenant's business by reason of the condemnation and for or on account of any cost or loss to which Tenant might be put in removing Tenant's merchandise, furniture, fixtures, leasedhold improvements, and equipment.

17.7 CONDEMNATION OF LESS THAN A FEE

     In the event of a condemnation of a leasehold interest in all or a portion of the leased premises without the condemnation of the fee simple title also, this lease shall not terminate and such condemnation shall not excuse Tenant in such event shall be entitled to present or pursue against the condemning authority its claim for and to receive all compensation or damages sustained by it by reason of such condemnation, and Landlord's right to recover compensation or damages shall be limited to compensation for damages, if any, to its reversionary interest, it being understood, however, that during such time as Tenant shall be out of possession of the leased premises by reason of such condemnation, the lease shall not be subject to forfeiture for failure to observe and perform those covenants not calling for the payment of money. In the event the condemning authority shall fail to keep the premises in the state of repair required hereunder, or to perform any other covenant not calling for the payment of money. Tenant shall have ninety (90) days after the restoration of possession to it within which to carry out its obligations under such covenant or covenants. During such time as Tenant shall be out of possession of the leased premises by reason of such leasehold condemnation, Tenant shall pay to Landlord, in lieu of the minimum and percentage rents provided for hereunder, and in addition to any other payment required of Tenant hereunder, an annual rent equal to the average annual minimum and percentage rents paid by Tenant for the period from the commencement of the term until the condemning authority shall take possession, or during the preceding three full calendar years, whichever period is shorter. At any time after such condemnation proceedings are commenced Landlord shall have the right, at its option, to require Tenant to assign to Landlord all compensation and damages payable by the condemnor to Tenant, to be held without liability for interest thereon as security for the full performance of Tenant's covenants hereunder, such compensation and damages received pursuant to said assignment to be applied first the payment of rents, and all other sums from tune to time payable by Tenant pursuant to the terms of this lease as such sums, fall due, and the remainder, if any, to be payable to Tenant, which ever shall first occur, it being understood and agreed that such assignment shall not relieve Tenant of any of its obligation under this lease with respect to such rents, and other sums except as the same shall be actually received by Landlord.

SECTION 18. DEFAULT OF THE TENANT

18.1 RIGHT TO RE-ENTER

     In the event of any failure of Tenant to pay any rental due hereunder within ten (10) days after same shall be due, or any failure to perform any other of the terms, conditions or covenants of this lease to be observed or performed by Tenant for more than thirty (30) days after written notice of such default shall have been given to Tenant, or if Tenant or any guarantor of this lease shall become bankrupt of insolvent, or file any debtor proceedings or take or have taken against Tenant or any guarantor makes an assignment for the benefit of creditors, or petitions for or enters into an arrangement, or if Tenant shall abandon said premises, or suffer this lease to be taken under any writ or execution, them Landlord, besides other rights or remedies it may have, shall have the immediate right or re-entry any may remove all persons and property from the leased premises and such property may be removed and stored in a public warehouse or elsewhere at the cost of, and for the account of, Tenant, all without service of notice or resort to legal process all of which Tenant expressly waives, and without being deemed guilty. of trespass, or becoming liable for any loss or damage which may be occasioned thereby.

     The Lessor shall be entitled to hold lessee liable for the difference between the monthly minimum rent which would have been payable during the residue of the original term of this lease continued in force and the net monthly minimum rent for the residue of the term realized by the Lessor by means of reletting the leased premises to other parties. The Lessee agrees that in determining such net monthly minimum rent; there shall be deducted from the gross rent received by reason of such reletting, a reasonable expense incurred by the Lessor in recovering possession of the premises. The Lessee agrees that said reletting may be for the whole of said residue of the leased term or for portions thereof from time to time, and may be of the whole of said premises or of portion thereof form time to time as opportunity may offer and as the Lessor may deem expedient, and in such case the Lessee shall for each period for which monthly minimum rent shall be payable under such reletting, be liable for the difference from time to time, between the proportionate part of the monthly minimum rent as fixed by this lease and the net monthly minimum rent received for such period of letting. The Lessor agrees to use Lessors best endeavors to rent the leased premises for the highest rent that can be obtained therefor.


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



     When this lease shall be determined by condition broken, either during the original term of this lease or any renewal or extension thereof, and also when and as soon as the term hereby created or any extension thereof shall have expired, it shall be lawful for any attorney as attorney for Tenant to file an agreement for entering in any competent court an amicable action and judgement in ejection against tenant and all persons claiming under Tenant for recovery by Landlord of possession of the herein demised premised, for which this lease shall be his sufficient warrant, whereupon, if Landlord so desires, a Writ of Execution or of possession may issue forthwith, without any prior writ or proceedings whatsoever, and provided that if for any reason after such action shall have been commenced the same shall be determined and the possession the premises hereby demised remain in or be restored to Tenant, Landlord shall have the right, upon any subsequent default or defaults, or upon the termination of this lease as hereinbefore set forth, to bring one more amicable action or actions hereinbefore set forth in recover possession of the said premises.

     The right to enter judgment against Tenant and to enforce all of the other provisions of this lease hereinabove provided for may, at the option of any assignee of this lease, be exercised by any assignee of the Landlord's right, title and interest in this lease in his, her or their own name, notwithstanding the fact that any or all assignments of the said right, title and interest may not be executed and/or witnessed in accordance with the Act of Assembly of May 28, 1715, 1 Sm L 99, and all supplements and amendments thereto that have been or may hereafter be passed and Tenant hereby expressly waives the requirement of said Act of Assembly and any and all laws regulating the manner and/or form in which said assignments shall be executed and witnessed.

     All of the remedies hereinbefore given to Landlord and all rights and remedies given to it by law equity shall be cumulative and concurrent. No determination of this lease or the taking or recovering of the premises shall deprive Landlord of any of its remedies or actions against the Tenants for rent due at the time or which, under the terms hereof, would in the future become due as if there has been no determination, or for the sum due at the time, or which, under the terms hereof, would in the future become due as if there had been no determination, nor shall the bringing of any action for rent or breach of covenant, or the resort to any other remedy herein provided for the recovery of rent be construed as a waiver of the right to obtain possession of the premises.

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NOTICE & OPPORTUNITY

Anything to the contrary herein notwithstanding, Landlord may not exercise any default rights unless it shall first have given tenant written notice of default and tenant shall have failed to cure same within ten (10) days after receipt of such notice in the case of non-payment of rent, and within thirty (30) days after receipt of notice in case of other defaults.

18.2 RIGHT TO RELET

     Should Landlord elect to re-enter, as herein provided, or should it take possession pursuant to legal proceedings or pursuant to any notice provided for by law, it may either terminate this lease or it may, from time to time without terminating this lease, make such alteration and repairs as may be necessary in order to relet the premises, and relet said premises or any part thereof for such term or terms (which may be for a term extending beyond the term of this lease) and at such rental or rentals and upon such other terms and conditions as Landlord in its sole discretion may deem advisable; upon each such reletting all rentals received by Landlord for such reletting shall be applied first to the payment of rent due and unpaid hereunder from Tenant to Landlord; second, the payment of any costs and expenses of such reletting, including brokerage fees and attorney's fees and of costs of such alterations and repairs; third, to the payment or rent due and unpaid hereunder, and the residue, if any, shall be held by Land lord and applied in payment of future rent as the same may become due and payable hereunder. If such rentals received from such reletting during any month be LESS than that to be paid during that month by Tenant hereunder, Tenant shall pay any such deficiency to Landlord. Such Deficiency shall be calculated and paid monthly. No such re-entry or taking possession of said premises by Landlord shall be construed as an election on its part to terminate this lease unless a written notice of such intention be given to Tenant or unless the termination thereof be decreed by a court of competent jurisdiction. Notwithstanding any such reletting without termination, Landlord may, at any time thereafter, elect to terminate this lease for such previous breach. Should Landlord, at any time terminate this lease for any breach, in addition to any other remedies at may have, it may recover from Tenant all damages it may incur by reason of such breach, including the cost of recovering the leased premises,* -reasonable attorney's fees, and including the worth at the time of such termination of the amount of rent and charges equivalent to rent reserved in this lease for the remainder of the stated term, all of which amounts shall be immediately due and payable from Tenant to Landlord. In determining the rent which would be payable by Tenant hereunder, subsequent to default, the annual rent for each year of the unexpired term shall be equal to the average annual minimum percentage and additional rents paid by Tenant from the commencement of the term to the time of default, or during the preceding three full calendar years, whichever period is shorter.

18.3 LEGAL EXPENSES

     In case suit shall be brought for recovery of possession of the leased premises, for the recovery of rent or any other amount due under the provisions of this lease, or because of the breach of any other covenant herein contained on the part of Tenant to be kept or performed, and a breach shall be established, Tenant shall pay to Landlord all expenses incurred therefore, including a reasonable attorney's fee.

18.4 WAIVER OF JURY TRIAL COUNTERCLAIMS

     The parties hereto shall and they hereby do waive trial by jury in any action, proceeding or counterclaim brought by either of the parties hereto against the other on any matters whatsoever arising out of or in any way connected with this lease, the relationship of Landlord and Tenant, Tenant's use or occupancy of the leased premises, and/or any claim of injury or damage. In the event Landlord commences any proceedings for non-payment of rent, minimum rent, percentage rent or additional rent, Tenant will not interpose any counterclaim of whatever nature or description in any such proceedings. This



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shall not, however, be construed as a waiver of the Tenant right to assert such claims in any separate action or actions brought by the Tenant. The rights and remedies given to Landlord in this lease are distinct, separate and cumulative remedies, and the exercise of any of them shall not be deemed to exclude Landlord's right to exercise any or all of the others. Tenant expressly waives any right of defense which it may have to claim a merger and neither the commencement of any action or proceeding not the settlement thereof or entering of judgement therein shall bar Landlord from bringing subsequent actions or proceedings from time to time. This paragraph shall apply to any renewal or extension of this lease; and if Tenant shall default hereunder prior to the date fixed as the commencement renewal or extension of this lease, Landlord may cancel such renewal or extension agreement by five (5) days written notice to Tenant.

18.5 WAIVER OF RIGHTS TO REDEMPTION

     Tenant hereby expressly waives any and all rights of redemption granted by or under any present or future laws in the event of Tenant being evicted or dispossessed for any cause, or in the event of Landlord obtaining possession of the leased premises by reason of the violation by Tenant of any of the covenants or conditions of this lease, or otherwise.

SECTION 19 HOLDING OVER, SUCCESSORS

19.1 HOLDING OVER

     Any holding over after the expiration of the term hereof, with the consent of the Landlord, shall be construed to be a tenancy from month to month at the rents herein specified (pro-rated on a monthly basis) and shall otherwise be on the terms and conditions herein specified, so far as applicable.

19.2 SUCCESSORS

     All rights and liabilities herein given to, or imposed upon, the respective parties hereto shall extend to and bind the several respective heirs, executors, administrators, successors, and assigns of the said parties; and if there shall be more than one tenant, they shall all be bound jointly and severally by the terms, covenants and agreements herein. No rights, however, shall inure to be benefit of any assignee of the Tenant unless the assignment to such assignee has been approved by Landlord in writing as provided in Section 15 hereof.

SECTION 20. QUIET ENJOYMENT

20.1 QUIET ENJOYMENT

     Upon payment by the tenant of the rents herein provided, and upon the observance and performance of all the covenants, terms and conditions on Tenant's part to be observed and performed, Tenant shall peaceably and quietly hold and enjoy the leased premises for the term hereby demised with out hinderance or interruption by Landlord or any other person or persons lawfully or equitable claiming by, through or under the Landlord, subject nevertheless, to the terms and conditions of this lease to any mortgage, ground lease or agreements to which this lease is subordinated.

SECTION 21. MISCELLANEOUS

21.1 WAIVER

     The waiver by Landlord of any breach of any provision rule or regulation, or the failure to exercise any option herein contained shall not be deemed to be a waiver of such provision, rule or regulation or option or any subsequent breach of the same or any other provision, rule or regulation or option herein contained. The subsequent acceptance of rent hereunder by Landlord shall not be deemed to be a waiver of any proceeding breach by Tenant of any provision, rule or regulation or option of this lease, other than the failure of Tenant to pay the particular rental so accepted regardless of Landlord's knowledge of such preceding breach at the time of acceptance of such

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rent. No provision, ruled regulation or option of this j e shall be deemed to have been waived by Landlord, unless such waiver be in writing by Landlord.

21.2 ACCORD AND SATISFACTION

     No payment by Tenant or receipt by Landlord of a lesser amount than the monthly rent herein stipulated shall be deemed to be other than on account of the earliest rent then unpaid, nor shall any endorsement or statement or any check or any letter accompanying any check or payment as rent be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord's right to recover the balance of such rent or pursue any other remedy herein provided.

21.3 ENTIRE AGREEMENT

     This lease and the Exhibits, and Rider, if any attached hereto and forming a part hereof, set forth all the covenants, promises, agreements, conditions and understanding between Landlord and Tenant concerning the leased premises and there are no covenants promises, agreements, conditions or understandings, either oral or written between them other than are herein set forth. Any prior conversations or writings are merged herein and extinguished. Except as herein otherwise provided, no subsequent alteration, amendment, change or addition to this lease shall be binding upon Landlord or Tenant unless reduced to a writing and signed by them. If any provision contained in a rider or addenda is inconsistent with the printed provision of this lease, the provision contained in said rider addenda shall supersede said printed provision. It is herewith agreed that this lease contains no restrictive covenants or exclusives in favor of Tenant. Should the Tenant at any time during the term of this lease claim rights under a restrictive covenant, exclusive failure of continued occupancy or inducement, whether implied or otherwise, the Tenant herewith specifically waives any such claim with respect to department stores regional or national chains, kiosks in the mall, in addition to other merchants with whom leases had been signed prior to the date of the signing of this lease by both Tenant and Landlord.

21.4 NO PARTNERSHIP

     Landlord does not, in any way or for any purpose, become a partner of Tenant in the conduct of its business, or otherwise, or joint adventurer or a member of a joint enterprise with Tenant. The provisions of this lease relating to the percentage rent payable hereunder are included solely for the purpose of providing a method whereby the rent is to be measured and ascertained.

21.5 FORCE MAJEURE

     In the event that Landlord shall be delayed or hindered in or prevented from the performance of any act required hereunder by reason of strikes, lock-outs, labor troubles, inability to procure materials, failure of power restrictive governmental laws or regulations, riots, insurrection, war or other reasons of a like nature not the fault of the Landlord, then performance of such act shall be excused for the period of the delay. The provisions of this Section
21.5 shall not operate to excuse Tenant from prompt payment of rent, percentage rent, additional rent or any other payments required by the terms of this lease.

21.6 NOTICES

     Any notice demand, request or other instrument which may be or are required to be given under this lease shall be delivered in person or sent by United States Certified Mail, postage prepaid and shall be addressed (a) if to Landlord, at the address first hereinabove given or at such other address as Landlord may designate by written notice and (b) if to Tenant, at Real Estate Dept., 1500 Market Street, Phila., PA 19101 or to such other address as Tenant shall designate by written notice.


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21.7 CAPTIONS AND SECTION NUMBERS

     The captions, section number, sub-section numbers and index appearing in this lease are inserted only as a matter of convenience and in no way define, limit, construe, or describe the scope or intent of such sections or articles of this lease nor in any way affect this lease.

21.8 TENANT DEFINED

     The word "Tenant" shall be deemed and taken to mean each and EVERY person or party mentioned as a Tenant herein, be the same one or more; and if there shall be more than one Tenant, any notice required or permitted by the terms of this lease may be given by or to anyone thereof and shall have the same force and effect as if given by or to all thereof. The use of the neuter, singular pronoun to refer to Landlord or Tenant shall be deemed a proper reference even though Landlord or Tenant may be an individual, a partnership, a corporation, or a group of two or more individuals or corporations. The necessary grammatical changes required to make the provisions of this lease apply in the plural sense where there is more than one Landlord or Tenant and to either corporations, associations, partnerships, or individuals, males or females, shall, in all instances be assumed as through in each case fully expressed.

21.9  DELETED

21.10 PARTIALLY INVALIDITY

     In any term, covenant or condition of this lease or the application thereof to any person or circumstance, shall, to any extent, be invalid or unenforceable, the remainder of this lease or the application of such term, covenant or condition to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby and each term, covenant or condition of this lease shall be valid and be enforced to the fullest extent permitted by law.

21.11 NO OPTION

     The submission of this lease for examination does not constitute reservation of or option for the leased premises and this leases becomes effective as a lease only upon execution and delivery thereof by Landlord or Tenant.

21.12 RECORDING

     Tenant shall not record this lease without the written consent of Landlord, however, upon the request of either party thereto, the other party shall join in the execution of a memorandum or so-called "short form" of this lease for the purposes of recordation. Said memorandum or short form of this lease shall describe the parties, the leased premises and the term of this lease and shall in corporate this lease by reference.



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     IN WITNESS WHEREOF, Landlord and Tenant have signed and sealed this lease as of the day and year first above written.


                                    PROGRESS INVESTMENT ASSOCIATES, INC.


   /s/                              By     /s/                           (SEAL)
--------------------------------        -------------------------------
Attest:                                                        Landlord

                                    THE FIRST PENNSYLVANIA BANK, N.A.


   /s/                              By     /s/                           (SEAL)
--------------------------------        -------------------------------
Attest:                                                          Tenant




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